Exhibit 5.1

September 21, 2021 CITIC Capital Acquisition Corp. 28/F CITIC Tower 1 Tim Mei Avenue, Central

Re: Registration Statement on Form S-4 (File No. 333-257962)

the Hong Kong Special Administrative Region of the People’s Republic of China

Ladies and Gentlemen:

We have acted as New York counsel to CITIC Capital Acquisition Corp., a Cayman Islands exempted company (“CCAC” or the “Company”), in connection with the preparation and filing of CCAC’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to, among other things, (1) the merger of CITIC Capital Merger Sub Inc. (“Merger Sub”), a Delaware corporation and direct wholly owned subsidiary of CCAC, with and into Quanergy Systems, Inc., a Delaware corporation (“Quanergy”) (the “Merger”, and, together with the Domestication (as defined below), the “Business Combination”), with Quanergy surviving the Merger as a wholly owned subsidiary of Quanergy PubCo (as defined below), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 21, 2021, as amended on June 28, 2021, by and among CCAC, Merger Sub and Quanergy (collectively, the “Merger Agreement”); and (2) the other transactions contemplated by the Merger Agreement and documents related thereto. In connection with the Business Combination, CCAC will change its name to “Quanergy Systems, Inc.”

Immediately prior to the consummation of the Merger, CCAC intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which CCAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “Quanergy PubCo.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below): (1) each of the then issued and outstanding 6,900,000 Class B ordinary shares, par value $0.0001 per share, of CCAC will convert automatically, on a one-for-one basis, into a CCAC Class A ordinary share (as defined below); (2) immediately following the conversion described in clause (1), each of the then issued and outstanding 27,600,000 Class A ordinary shares, par value $0.0001 per share, of CCAC (the “CCAC Class A ordinary shares”), will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Quanergy PubCo (the “Quanergy PubCo common stock”); (3) each of the then issued and outstanding 21,320,000 redeemable warrants of CCAC (the “CCAC warrants”) become redeemable warrants to purchase one share of Quanergy PubCo, common stock (the “Quanergy PubCo warrants”) pursuant to the Warrant Agreement, dated February 10, 2020 (the “Warrant Agreement”), between CCAC and Continental Stock Transfer & Trust Company, as warrant agent; and (4) each of the then issued and outstanding units of CCAC that have not been previously separated into the underlying CCAC Class A ordinary shares and underlying CCAC warrants upon the request of the holder thereof (the “CCAC units”), will be cancelled and will entitle the holder thereof to one share of Quanergy PubCo common stock and one-half of one Quanergy PubCo warrant.

As a result of and upon the closing of the Business Combination (the “Closing”), among other things, all outstanding shares of Quanergy common stock (after giving effect to the conversion of all of the outstanding convertible promissory note, pursuant to a note and warrant purchase agreement by and among Quanergy and certain investors thereto, dated as of March 25, 2020 and as amended, into Quanergy common stock) as of immediately prior to the effective time of the Merger, and, together with shares of Quanergy common stock reserved in respect of options and warrants to purchase shares and restricted shares of Quanergy common stock outstanding as of immediately prior to the Closing that will be converted into awards and warrants based on Quanergy PubCo common stock, will be cancelled in exchange for the right to receive, or the reservation of, an aggregate of 97,000,000 shares of Quanergy PubCo common stock (at a deemed value of $10.00 per share) or, as applicable, shares underlying awards and warrants based on Quanergy PubCo common stock.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”).

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of CCAC as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(i)	the Registration Statement;

(ii)	the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(iii)	the First Amendment to the Merger Agreement, filed as Exhibit 2.2 to the Registration Statement;

(iv)	the form of certificate of incorporation of the Company to become effective upon consummation of the Business Combination, filed as Exhibit 3.2 (the “Certificate of Incorporation”);

(v)	the form of bylaws of the Company to become effective upon consummation of the Business Combination, filed as Exhibit 3.3 (the “Bylaws”);

(vi)	the Form of Certificate of Domestication, filed as Exhibit 3.4 to the Registration Statement (the “Certificate of Domestication”);

(vii)	the Plan of Domestication, filed as Exhibit 2.3 to the Registration Statement (the “Plan of Domestication”);

(viii)	the form of Warrant certificate (included in the Warrant Agreement);

(ix)	an executed copy of the Warrant Agreement, dated February 10, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”); and

(x)	resolutions of the Board of Directors of the Company, dated June 21, 2021, relating to, among other things, the Registration Statement, the Merger and the Domestication.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. We have also assumed that the shareholders of the Company have approved or will have approved, among other things, the Merger Agreement and the Business Combination and that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.

Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.

The Certificate of Domestication, in the form attached as Exhibit 3.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3.

The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4.

The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

5.	Prior to the issuance of the Quanergy common stock and Quanergy preferred stock: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.

Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Class A ordinary share of CCAC will convert automatically into one share of Quanergy PubCo common stock that will have been duly authorized by all requisite corporate action on the part of Quanergy PubCo under the DGCL and that will be validly issued, fully paid and nonassessable.

2.

Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding CCAC warrant will become one Quanergy PubCo warrant that will have been duly authorized by all requisite corporate action on the part of Quanergy PubCo under the DGCL and that will be validly issued, fully paid and nonassessable.

3.

Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding CCAC unit will be separated into its component parts and will entitle the holder thereof to one share of Quanergy PubCo common stock and one-half of one Quanergy PubCo warrant, which will have been duly authorized by all requisite corporate action on the part of Quanergy PubCo under the DGCL and that will be validly issued, fully paid and nonassessable.

4.

Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding private placement warrant of CCAC will become a Quanergy PubCo warrant pursuant to the Warrant Agreement that will have been duly authorized by all requisite corporate action on the part of Quanergy PubCo under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)

we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Plan of Domestication, the Merger Agreement or any Warrant certificate or Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b)

we do not express any opinion with respect to the enforceability of any provision contained in any Warrant certificate or Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of waiving or altering any statute of limitations; and

(c)

we have assumed that Continental has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by Continental of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of Continental, enforceable against Continental in accordance with its terms.

CCAC is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the common stock and warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR: VM

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